Exhibit 99.6

Update to Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2007 and the three, six and nine months ended March 31, June 30 and September 30, 2008.

Investors are cautioned that the update to the MD&A of the 2007 Form 10-K and 2008 Form 10-Qs presented herein have been revised to reflect only the information included herein. There are no other changes to the MD&A previously presented in the 2007 Form 10-K or 2008 10-Qs. Accordingly, it does not purport to update the MD&A included in the 2007 10-K or 2008 10-Qs for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than information pertaining directly to the information discussed herein. Investors should read the information contained in this Current Report on Form 8-K together with the other information contained in the 2007 10-K, the Company’s Form 10-Q for the quarterly period ended March 31, 2008, June 30, 2008, and September 30, 2008, filed with the SEC on May 9, 2008, August 12, 2008 (as amended by Amendment No. 1 to Form 10-Q/A as filed with the SEC on September 5, 2008), and November 10, 2008, respectively, except as such financial statements included therein have been superceded by the financial statements included in this Current Report on Form 8-K.

Based on the Company’s current estimated operating results for the quarter ended December 31, 2008 and the quarterly periods during 2009, the Company believes the amount of its senior indebtedness and total indebtedness in relation to its broadcast cash flow may exceed the senior leverage and total leverage ratios allowed under the Company’s amended and restated senior secured credit facility agreement (the “Nexstar Facility”). If the Company’s broadcast cash flows do not increase, or if management does not execute certain station management agreements, or if the Company does not adjust planned spending including a mandated Company furlough, which Management is currently evaluating, the Company may need to undertake additional initiatives to maintain compliance with the senior leverage and total leverage ratios under the Nexstar Facility. These additional initiatives include a current plan to consummate an exchange offer to replace a portion of the Company’s 7% Senior Subordinated Notes due 2014 (the “2014 Notes”), which pay cash interest through their maturity date, with new notes, which will not pay cash interest until after January 15, 2011. The exchange offer is expected to close during the first quarter of 2009. The Company has also already eliminated its corporate bonuses for 2008 and 2009 as well as consolidated certain management functions as part of its efforts to meet the senior leverage and total leverage ratios.

The Company believes the consummation of the exchange offer with the necessary acceptance rate combined with the execution of all of the other management actions described above will allow the Company to maintain compliance with the senior leverage and total leverage ratios contained in the Nexstar Facility for a period of at least the next twelve months from December 31, 2008. However, no assurances can be given that the exchange offer will be consummated with the necessary acceptance rate or that the other management actions described above will be successful in increasing broadcast cash flows. If the foregoing does not occur, the Company would need to obtain waivers or amendments under the Nexstar Facility and no assurances can be given that the Company will be able to obtain these waivers or amendments. If the Company is unable to obtain these waivers or amendments if and when necessary, the Company would be in default under the Nexstar Facility, which would (1) preclude the Company from accessing any available borrowings under its revolving facility, (2) entitle the lenders thereunder to exercise their remedies, which includes the right to accelerate the debt outstanding under the Nexstar Facility, (3) trigger a similar event of default under Mission Broadcasting, Inc.’s amended and restated senior secured credit facility, and (4) trigger the cross-acceleration provisions under the 2014 Notes, the 11.375% Senior Discount Notes due 2013 (the “2013 Notes”) and any additional debt securities issued in exchange for existing debt securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.